Exhibit 99.B(i)(4)

250 WEST 55TH STREET	MORRISON FOERSTER LLP
NEW YORK, NY 10019-9601
BEIJING, BERLIN, BRUSSELS, DENVER,
TELEPHONE: 212.468.8000	HONG KONG, LONDON, LOS ANGELES,
FACSIMILE: 212.468.7900	NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
WWW.MOFO.COM	SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

October 28, 2016

Victory Portfolios II
4900 Tiedeman Road, 4th Floor
Brooklyn, Ohio 44144

Re:                             Victory Portfolios II
Post-Effective Amendment No. 51
File No. 333-181176; ICA No. 811-22696

Ladies and Gentleman:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 51 to Registration Statement No. 333-181176.

Sincerely,

/s/Morrison & Foerster LLP

Morrison & Foerster LLP